Exhibit 99.2
INNOVATIV SYSTEMS DESIGN, INC.
AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
MARCH 31, 2007 AND DECEMBER 31, 2006 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

INNOVATIV SYSTEMS DESIGN, INC. AND SUBSIDIARIES

Table of Contents

Page
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheets	1
Condensed Consolidated Income Statements	2
Condensed Consolidated Statements of Cash Flows	3
Notes to Condensed Consolidated Financial Statements	4

INNOVATIV SYSTEMS DESIGN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts at March 31, 2007 are unaudited)

	March 31	December 31
(In thousands)	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$9,782	$11,298
Accounts receivable, net	35,559	47,989
Inventories	762	936
Prepaid expenses and other current assets	284	322

Total current assets	46,387	60,545
Property, plant and equipment, net	1,332	1,455
Other long-term assets	487	487
Assets of discontinued operations	59	66

Total assets	$48,265	$62,553

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$25,634	$36,060
Accrued liabilities	571	2,169
Deferred income	1,167	1,401

Total current liabilities	27,372	39,630
Long term liabilities	1,240	1,440
Liabilities of discontinued operations	211	332
Stockholders’ equity
Captial Stock	1	1
Retained earnings	19,441	21,150

Total stockholders’ equity	19,442	21,151

Total liabilities and stockholders’ equity	$48,265	$62,553

See accompanying notes to the condensed consolidated financial statements.

INNOVATIV SYSTEMS DESIGN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended
	March 31
(In thousands)	2007	2006
Net sales	$35,295	$35,676
Cost of goods sold	27,912	22,861

Gross profit	7,383	12,815
Operating expenses	5,787	5,859

Operating income	1,596	6,956
Other income
Interest income, net	90	53
Other income, net	2	3

Income before taxes	1,688	7,012
Income tax expense	(13)	(55)

Income from continuing operations	1,675	6,957
Income (loss) from discontinued operations, net of taxes	39	(2,708)

Net income	$1,714	$4,249

See accompanying notes to the condensed consolidated financial statements.

INNOVATIV SYSTEMS DESIGN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31
(In thousands)	2007	2006
Operating activities:
Net income	$1,714	$4,249
Add: Income (loss) from discontinued operations	(39)	2,708

Income from continuing operations	1,675	6,957
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	142	109
Changes in working capital:
Accounts receivable	12,430	11,233
Inventory	72	66
Accounts payable	(10,426)	1,163
Accrued liabilities	(1,598)	(3,835)
Unearned income	(234)	(268)
Prepaid expenses and other current assets	38	(12)
Other	(94)	155

Total Adjustments	330	8,611
Net cash provided by operating activities	2,005	15,568

Investing Activities:
Purchase of property and equipment	(23)	(37)

Net cash used for investing activities	(23)	(37)

Financing activities:
Dividend payments	(3,423)	(4,212)

Net cash used for financing activities	(3,423)	(4,212)

Cash flows (used for) provided by continuing operations	(1,441)	11,319
Cash flows of discontinued operations:
Operating cash flows	(75)	(2,971)

Net (decrease) increase in cash and cash equivalents	(1,516)	8,348
Cash and cash equivalents at beginning of period	11,298	4,437

Cash and cash equivalents at end of period	$9,782	$12,785

See accompanying notes to the condensed consolidated financial statements.

INNOVATIV SYSTEMS DESIGN, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDTED FINANCIAL STATEMENTS
(Table amounts in thousands)
1. Financial Statement Presentation
Innovativ Systems Design, Inc. and its subsidiaries (the “Company” or “Innovativ”) are an integrator and value-added reseller of servers, enterprise storage management products and professional services. Headquartered in Edison, New Jersey, Innovativ operates throughout the United States of America.
Basis of Presentation
The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all information and disclosures necessary for a presentation of the Company’s financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States (“GAAP”).
The condensed consolidated balance sheet as of March 31, 2007, as well as the condensed consolidated income statements and cash flows for the three months ended March 31, 2007 and 2006 have been prepared by the Company without audit. However, the financial statements have been prepared on the same basis as those in the audited annual financial statements. In the opinion of management, all adjustments necessary to fairly present the results of operations, financial position, and cash flows have been made. Such adjustments were of a normal recurring nature.
The accompanying consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. Inter-company transactions and balances have been eliminated in consolidation. Unless otherwise indicated, amounts in the notes to the consolidated financial statements refer to continuing operations.
Significant Accounting Policies
A detailed description of the Company’s significant accounting policies can be found in the audited annual financial statements for the fiscal year ended December 31, 2006, which are included as exhibit 99.1 of the accompanying Form 8-K/A. There have been no material changes in the Company’s significant accounting policies and estimates from those disclosed therein.
2. Severance Obligation
In 2006, the Company entered into a $0.5 million severance obligation with a former employee in settlement of involuntary termination of employment.
In 2003, the Company entered into a severance obligation with two former employees in settlement of compensation due to the employees. Under the severance agreement, the Company was obligated to pay $4.0 million to the former employees, of which $1.2 million was paid upon execution of the severance agreement. The remaining $2.8 million was being paid in 14 equal semi-annual installments without interest commencing October 15, 2003 with the final payment due April 15, 2010. The present value of the remaining severance obligation (after payment of the $1.2 million upon execution of the severance agreement) was initially recognized as liability by the Company using a four percent discount rate.

Following is a reconciliation of the beginning and ending balance of the severance obligation:

Balance at January 1, 2007	$1,788
Payments	(500)

Balance at March 31, 2007	$1,288

The Company placed $0.4 million, plus interest, in escrow as security against its future obligations under the severance agreement. The amount held in escrow is classified as restricted cash included in other long-term assets in the accompanying consolidated balance sheets. The interest earned on monies held in escrow is classified as interest income in the accompanying consolidated income statement.
On June 29, 2007, the Company paid the remaining severance liability of $1.3 million as a result of the merger with Agilysys, Inc. Severance payments of $0.5 million were made during the normal course of business in the first half of 2007.
3. Discontinued Operations
The operating results of the discontinued operations described below have been classified as a component of discontinued operations in the accompanying consolidated financial statements for all periods presented.
Wild Empire, LLC
Wild Empire, LLC (“Wild Empire”) was organized as a Colorado Limited Liability Company in June 2004 and is 100% owned by the Company. Wild Empire was established to create and to acquire content to provide unique interactive experiences using a variety of technology and digital formats. Due to lack of revenue generated by Wild Empire, in late 2005 the Company discontinued its operations.
The results of discontinued operations in the accompanying consolidated financial statements include the following relating to Wild Empire:

	Three Months Ended
	March 31
	2007	2006
Net sales	$—	$—
Pre-tax income (loss)	39	(33)
Included in the accompanying consolidated balance sheet are total assets of $0.1 million at March 31, 2007 and December 31, 2006, and total liabilities of $0.2 million and $0.3 million at March 31, 2007 and December 31, 2006, respectively. Such amounts have been classified as a component of assets and liabilities of discontinued operations. The assets are principally made up of amounts receivable at each year-end. The liabilities are principally made up of an accrual for the payment of ongoing operating lease commitments.

Clique Communications, LLC
Clique Communications, LLC (“Clique”) was organized as a New Jersey Limited Liability Company in April 2004 and was 100% owned by the Company. Clique was organized to develop proprietary software to produce a commercially viable video communication system. Its activities were limited to research and development, developing markets, and recruiting and training personnel. In 2006, the Company distributed, as a dividend, pro rata to each of the Company’s shareholders all of the Company’s ownership in Clique. The distribution was equal to the carrying value of the net assets of Clique at the time of distribution. The distribution of the units of Clique to the Company’s shareholders has been treated as a disposal of a component of an entity.
The results of discontinued operations in the accompanying consolidated financial statements include the following relating to Clique:

	Three Months Ended
	March 31
	2007	2006
Net sales	$—	$66
Pre-tax loss	—	(1,765)
Verifichi LLC
Verifichi LLC (“Verifichi”) was formed as a New Jersey Limited Liability Company in December 2004 and was 100% owned by the Company. Verifichi was organized to develop and sell software technologies, products, and services to both the Company and third-party businesses. In 2006, the Company distributed, as a dividend, pro rata to each of the Company’s shareholders all of the Company’s ownership in Verifichi. The distribution was equal to the carrying value of the net assets of Verifichi at the time of distribution. The distribution of the units of Verifichi to the Company’s shareholders has been treated as a disposal of a component of an entity.
The results of discontinued operations in the accompanying consolidated financial statements include the following relating to Verifichi:

	Three Months Ended
	March 31
	2007	2006
Net sales	$—	$44
Pre-tax loss	—	(801)
4. Agreement and Plan of Merger with Agilysys, Inc.
On May 25, 2007, the Company signed an Agreement and Plan of Merger with Agilysys, Inc. Under the Agreement, Agilysys, Inc. acquired all of the outstanding shares of the Company for $100 million. In addition, Agilysys, Inc. will pay an earn-out of two dollars for every dollar of EBITDA greater than $50 million in cumulative EBITDA over the first two years after closing. The earn-out will be limited to a maximum payout of $90 million. The transaction closed on July 2, 2007.
In connection with the Agreement and Plan of Merger with Agilysys, Inc., the Company’s Amended and Restated Shareholders’ Agreement dated November 2005 was terminated.